Exhibit 10.1

THIS PROMISSORY NOTE AND THE COMMON STOCK REFERENCED HEREIN HAVE NOT BEEN REGISTERED WITH OR APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY AND ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).

THE SALE, ASSIGNMENT, CONVEYANCE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS PROMISSORY NOTE OR THE UNDERLYING COMMON STOCK IS PROHIBITED EXCEPT (1) PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT; OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

APPLIED DNA SCIENCES, INC.

September 11, 2014	$________

12.5% PROMISSORY NOTE

Applied DNA Sciences, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to _______________ (the “Holder,” which term shall in every instance refer to any owner or holder of this Note) at the offices of the Company at 50 Health Sciences Drive, Stony Brook, New York 11790 or at any other place that the Holder may designate in writing to the Company, on July 10, 2015 (the “Maturity Date”), the principal sum of ______________________________ DOLLARS ($________) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on the outstanding principal sum hereof at the rate of twelve and one half percent (12.5%) per annum (the “Interest Rate”).  Subject to the conversion of the principal and accrued and unpaid interest into shares of Common Stock, $.001 per value (“Common Stock”), of the Company pursuant to Section 4(b) hereof, payment of principal and accrued and unpaid interest, if any, shall be payable on the Maturity Date in like coin or currency to the Holder hereof at the address of the Holder on file with the Company or at such other place as the Holder shall have notified the Company in writing at least five (5) days before the Maturity Date, provided that any payment otherwise due on a Saturday, Sunday or legal bank holiday may be paid on the following business day.

1.     Transfers of Note to Comply with the Securities Act

THE HOLDER AGREES THAT THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (1) PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT; OR (2) PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM.

2.     Interest.  Interest on this Note shall commence accruing on the date of issuance at the Interest Rate, shall be computed on the basis of a 360-day year, and shall accrue in arrears for each calendar month anniversary of the date of this Note through and including the Maturity Date, or, if any such date falls on a Saturday, Sunday or legal bank holiday, the next business day (each, an “Interest Date”).  Holder may, at his, her or its option, require the Company to pay interest to the Holder in cash (“Cash Interest”) or in shares of Common Stock (“Interest Shares”) so long as Holder shall have delivered a written notice (each, an “Interest Election Notice”) to the Company on or prior to tenth (10th) trading day prior to the applicable Interest Date, which notice shall confirm that Holder elects to require the Company to pay interest on the applicable Interest Date entirely in Cash Interest or Interest Shares.  If Holder does not timely deliver an Interest Election Notice in accordance with this Section 2, then the interest shall accrue and be payable as provided herein.  Interest to be paid on an Interest Date in Interest Shares shall be paid in a number of fully paid and nonassessable shares (rounded up to the nearest whole share) of Common Stock equal to (i) the amount of interest payable on such Interest Date, divided by (ii) the average of the highest closing bid price and the lowest closing ask price of the Common Stock during the five (5) consecutive trading day period ending on the second trading day immediately preceding the applicable Interest Date or, if the Common Stock is then quoted on NASDAQ or NYSE Mkt, the average of the closing prices for the five (5) consecutive trading days ending on the second trading day immediately preceding the applicable Interest Date.

3.         Prepayment; Repayment Upon Consolidation or Merger

(a)  The principal amount of this Note may, with the written consent of the holder(s) of the Senior Indebtedness, be prepaid by the Company, in whole or in part, at any time without premium or penalty, except as provided in this paragraph.  Upon any such prepayment of this Note, the Company shall pay to the Holder an amount equal to the sum of: (1) the principal amount of this Note being repaid, (2) all accrued, but unpaid, interest up to and including the date of prepayment, and (3) six months’ interest on the Note (or, if a lesser period, interest until the Maturity Date).

(b)  This Note shall be paid in full, without premium, in the event the Company consolidates or merges with another corporation, unless the Company shall be the surviving corporation in such consolidation or merger, in which event this Note shall remain outstanding as an obligation of the consolidated or surviving corporation.

4.     Events of Default and Remedies

(a)  Any one or more of the following events (each, an “Event of Default”) which shall have occurred and be continuing shall constitute an event of default:

   (i)       A default in the payment of the principal or accrued interest on this Note or upon any other indebtedness of the Company after the date hereof that is greater than $1,000,000, as and when the same shall become due, whether by default or otherwise, which default shall have continued for a period of five (5) business days; or

   (ii)  The Company or any subsidiary (A) shall institute any proceeding or voluntary case seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Company or any subsidiary or for any substantial part of its property, or shall consent to the commencement against it of such a proceeding or case, or shall file an answer in any such case or proceeding commenced against it consenting to or acquiescing in the commencement of such case or proceeding, or shall consent to or acquiesce in the appointment of such a receiver, trustee, custodian or similar official; (B) shall be unable to pay its debts as such debts become due, or shall admit in writing its inability to apply its debts generally; (C) shall make a general assignment for the benefit of creditors; or (D) shall take any action to authorize or effect any of the actions set forth above in this subsection 4(a)(ii); or

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(iii)  Any proceeding shall be instituted against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Company or for any substantial part of its property, and either such proceeding shall not have been dismissed or shall not have been stayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of any order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or

(iv)  The failure of the Common Stock to be publicly traded on a national securities exchange or quoted in a U.S. automated interdealer quotation system; or

(v)  The issuance of an SEC stop trade order or an order suspending trading of the Common Stock from the principal market or exchange on which the Common Stock is listed for trading for longer than five (5) trading days.

(b)   In the event of and immediately upon the occurrence of an Event of Default, the Note shall automatically convert into that number of fully paid and non-assessable shares of Common Stock of the Company, as such Common Stock exists on the date hereof, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified, equal to the unpaid principal and accrued but unpaid interest under this Note divided by the closing price of the Company’s Common Stock on the date of this Note, rounded up to the nearest whole share.  No waiver of any default under the Note shall be construed as a waiver of any subsequent default, and the failure to exercise any right or remedy thereunder shall not waive the right to exercise such right or remedy thereafter.

(c)   Except to the extent this Note has been converted into Common Stock in accordance with Section 4(b), the Company covenants that in case the principal of, and accrued interest on, the Note becomes due and payable by declaration or otherwise, then the Company will pay in cash to the Holder of this Note, the whole amount that then shall have become due and payable on this Note for principal or interest, as the case may be, and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable fees and disbursements of the Holder’s legal counsel. In case the Company shall fail forthwith to pay such amount, the Holder may commence an action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree against Company or other obligor upon this Note, wherever situated, the monies adjudicated or decreed to be payable.

(d)   The Company agrees that it shall give notice to the Holder at its registered address by facsimile, confirmed by certified mail, of the occurrence of any Event of Default within ten (10) days after such Event of Default shall have occurred.

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5.     Unconditional Obligation; Fees, Waivers, Other

(a)  Except to the extent this Note has been converted into Common Stock in accordance with Section 4(b), the obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

(b)  No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver or as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

(c)  This Note may not be modified or discharged (other than by payment or conversion) except by a writing duly executed by the Company and Holder.

(d)  Holder hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and the Company shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.

6.     Subordination.  The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

(a)  Insolvency Proceedings.  If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of the Company, (i) no amount shall be paid by the Company in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of Holder with respect to this Note, which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.  “Senior Indebtedness” shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with, indebtedness of the Company, up to a maximum aggregate amount of $4,500,000, whether or not secured, to venture capital, investment banking or similar institutions which may engage in a financing transaction or a series of financing transactions with the Company after the date hereof.

(b)  Default on Senior Indebtedness.  If there shall occur an event of default which has been declared in writing with respect to any Senior Indebtedness, as defined therein, or in the instrument under which it is outstanding, permitting the holder to accelerate the maturity thereof and Holder shall have received written notice thereof from the holder of such Senior Indebtedness, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no cash payment shall be made in respect of the principal of or interest on this Note.

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(c)  Further Assurances.  By acceptance of this Note, Holder agrees to execute and deliver any reasonable and customary forms of subordination agreement requested from time to time by holders of Senior Indebtedness, and as a condition to Holder’s rights hereunder, the Company may require that Holder execute such forms of subordination agreement; provided that such forms shall not impose on Holder terms less favorable than those provided herein.

(d)  Other Indebtedness.  No indebtedness which does not constitute Senior Indebtedness shall be senior in any respect to the indebtedness represented by this Note.

(e)  Subrogation.  Subject to the payment in full of all Senior Indebtedness, Holder shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this Section 6) to receive payments and distributions of assets of Company applicable to the Senior Indebtedness.  No such payments or distributions applicable to the Senior Indebtedness shall, as between Company and its creditors, other than the holders of Senior Indebtedness and Holder, be deemed to be a payment by Company to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which Holder would be entitled except for the provisions of this Section 6 shall, as between Company and its creditors, other than the holders of Senior Indebtedness and Holder, be deemed to be a payment by Company to or on account of the Senior Indebtedness.

(f)  No Impairment.  Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 6 to receive cash, securities or other properties otherwise payable or deliverable to Holder, nothing contained in this Section 6 shall impair, as between Company and Holder, the obligation of Company, subject to the terms and conditions hereof, to pay to Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent Holder, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.  Nothing contained in this Section 6 shall impair the Holder’s ability to convert the Note as provided in Section 5.

(g)  Reliance of Holders of Senior Indebtedness.  Holder, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.

7.     Miscellaneous

(a)  The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

(b)  This Note has been issued by the Company pursuant to authorization of the Board of Directors of the Company.

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All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail (return receipt requested, postage prepaid), facsimile transmission or overnight courier to the Holder at the address in the records of the Company, to the Company at 50 Health Sciences Drive, Stony Brook, New York 11790 or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions of this Note.

(c)  The Company may consider and treat the entity in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. Subject to the limitations herein stated, the registered owner of this Note shall have the right to transfer this Note by assignment, and the transferee thereof shall, upon his registration as owner of this Note, become vested with all the powers and rights of the transferor. Registration of any new owners shall take place upon presentation of this Note to the Company at its principal offices, together with a duly authenticated assignment. In case of transfer by operation of law, the transferee agrees to notify the Company of such transfer and of his address, and to submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the holder hereof, in person or by attorney, on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of the Note not registered at the time of sending the communication.

(d)  Payments of principal and interest shall be made as specified above to the registered owner of this Note.  No interest shall be due on this Note for such period of time that may elapse between the maturity of this Note and its presentation for payment.

(e)  The Holder shall not, by virtue, hereof, be entitled to any rights of a shareholder in the Company, whether at law or in equity, and the rights of the Holder are limited to those expressed in this Note.

(f)  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Note, if mutilated, the Company shall execute and deliver a new Note of like tenor and date.

(g)  Except as otherwise provided herein, this Note shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof or the actual domiciles of the parties. The Company and the Holder hereby consent to the jurisdiction of the Courts of the State of New York and the United States District Courts situated therein in connection with any action concerning the provisions of this Note instituted by the Holder against the Company.

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(h)  The Company and the Holder (i) agree that any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, (ii) waive any objection which the Holder or the Company may have now or hereafter based upon forum non conveniens or to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Holder and the Company further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agree that service of process upon the Company, mailed by certified mail to the Company’s address, will be deemed in every respect effective service of process, in any suit, action or proceeding. FURTHER, THE HOLDER AND THE COMPANY HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS NOTE AND IN CONNECTION WITH ANY DEFENSE, COUNTERCLAIM OR CROSS CLAIM ASSERTED IN ANY SUCH ACTION.

(i)  This Note shall bind the Company and its successors and assigns.

THIS SPACE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this 12.5% Promissory Note as of the day and year first above written.

APPLIED DNA SCIENCES, INC.

By:
Name:
Title:

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